Exhibit 4.6

ENGLISH TRANSLATION OF CONTRACT OF SALE AND OTHER COVENANTS

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH ( i ) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [*****].

CONTRACT FOR SALE AND OTHER COVENANTS, ENTERED INTO BETWEEN:

PETROBRAS DISTRIBUIDORA S.A., HEADQUARTERED AT RUA CORREIA VASQUES, Nº 250 – 6º ANDAR BAIRRO CIDADE NOVA, IN THE CITY OF RIO DE JANEIRO, STATE OF RIO DE JANEIRO, CEP 20211-14-, ENROLLED WITH THE CORPORATE TAXPAYERS’ REGISTRY (CNPJ) UNDER NO. 34.274.233/0001-02, HEREBY REPRESENTED IN CONFORMITY WITH ITS BYLAWS, BY ITS AVIATION MARKET EXECUTIVE MANAGER, LUIS MARCELO MOTTA DE ASSUMPÇÃO FREITAS, AND BY ITS AVIATION MARKETING MANAGER, RODRIGO MOTA GUIMARÃES, HEREINAFTER REFERRED TO AS “BR”.

AND, ON THE OTHER SIDE, AZUL LINHAS AÉREAS BRASILEIRAS S/A, A CORPORATION DULY INCORPORATED UNDER THE LAWS OF BRAZIL, HEADQUARTERED AT AVENIDA MARCOS PENTEADO DE ULHOA RODRIGUES, 939, TORRE JATOBÁ, 9º ANDAR, TAMBORÉ, IN THE CITY OF BARUERI, STATE OF SÃO PAULO, ENROLLED WITH THE CORPORATE TAXPAYERS’ REGISTRY (CNPJ) UNDER NO. 09.296.295/0001-60, HEREBY REPRESENTED BY ITS ATTORNEY-IN-FACT, DULY ELECTED PURSUANT TO ITS BYLAWS, HEREINAFTER REFERRED TO AS “PROMISSEE-PURCHASER.” BEFORE THE SAME WITNESSES, THE REPRESENTATIVES OF THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1 – SUBJECT MATTER

1.1

BR promises to sell to the PROMISSEE-PURCHASER and the PROMISSEE- PURCHASER promises to purchase from BR, during a period of [*****], that is, until [*****], the monthly minimum quantities of Aviation Kerosene, at the places and in the volume percentages set forth in Annex I hereto.

1.1.1

The Parties represent they are aware of the retroactive effects of rights and obligations arising out of this Agreement as of December 12, 2018, as far as it concerns the measurement, at end of the contract, of the total volume purchased by the Promissee-Purchaser

1.1.2	As from the effective date of this Contract, the Contract for Sale and Other Covenants for supply of Aviation kerosene – QAV-1, entered into on 05.25.2016, is deemed to have been terminated.

1.1.3	The product set forth in Item 1.1 is intended for the consumption of the PROMISSEE-PURCHASER at the places set forth in Annex I hereto.

[*****] Confidential material redacted

1.2	The term of this Contract may be renewed for equal and successive periods, upon the execution of an amendment by the Parties.

ARTICLE 2 – PRICE AND CONTRACTUAL ADJUSTMENT

2.1

The product that is the subject matter of this Contract will be sold by BR to the PROMISSEE-PURCHASER and invoiced at the price practiced by BR, in effect on the day and place of delivery, according to the price list monthly disclosed by BR to the PROMISSEE-PURCHASER. This price list will be sent by BR to the PROMISSEE-PURCHASER [*****] before the price effective date, in excel format, including all formulas that are used to calculate the price.

2.2

In the price formation of Aviation Kerosene in Brazil, the price of the producer must comply with the Ordinances (Portarias) issued by the Ministry of Mines and Energy and by the Brazilian Agency of Oil, Natural Gas and Biofuels (Agência Nacional do Petróleo, Gas Natural e Biocombustíveis – ANP), as well as applicable law.

2.3	The price of the producer P-45 (refinery price) will be added by:

2.3.1

The portion referred to as “fixed differential,” whose price in R$/liter (Reais per liter) is set forth in Annex I hereto (which Annex, initialed by the Parties, is an integral part hereof), adjusted annually by the Brazilian Broad Consumer Price Index (Índice de Preços ao Consumidor Amplo – IPCA) published by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística – IBGE), corresponding to the index accumulated in the past twelve (12) months, published in December. The base date of adjustment is January 1 of each year.

2.3.1.1

At any time, as agreed by the Parties, the amount of the “fixed differential” portion may be changed, with regards to each airport listed in Annex I hereto and new airports where the PROMISSEE-PURCHASER may fuel with BR, so as to maintain the weighted average differential of the total volume of the bases indicated by the Parties..

2.3.1.2	The pricing of the “fixed differential” portion for new airports must be negotiated by the Parties.

2.3.2

The variable lease portion charged by the Brazilian Airport Infrastructure Company (Empresa Brasileira de Infraestrutura Aeroportuária – INFRAERO), the Brazilian airport authority, or by the company in charge of the administration of the airport, in the amount set forth by them.

2.3.3

The rate of the tax on goods and services (Imposto sobre Circulação de Mercadorias e Serviços – ICMS), payable in accordance with the rates of each Brazilian State and any other taxes and fees provided by law.

2.3.4	Financial charges corresponding to [*****] of the variation in the Interbank Deposit rate (DI) per month, relating to the payment term granted to the PROMISSEE-PURCHASER.

ARTICLE 3 – SPECIAL PRICING

3.1

The special pricing of the “Fixed Price” is optional and will take into account market conditions for the period in which it will apply, pursuant to the process described in Item 3.2 and Subitems. The PROMISSEE-PURCHASER may freely choose the period of establishment of the fixed price, within at least [*****] and at most [*****], limited to the end of the term hereof. In the event the PROMISSEE-PURCHASER intends to qualify for this pricing option, the PROMISSEE-PURCHASER must request assessment rounds from BR on any business day before [*****].

3.1.1	The “fixed price” category will only be applied to the price of the producer P-45 (refinery price).

3.2

The following procedures must be followed in the assessment rounds in order to allow the PROMISSEE-PURCHASER to review the feasibility of the special pricing of the fixed price to be applied, as set forth in Item 3.1:

3.2.1

Upon request of offer of a fixed price, the PROMISSEE-PURCHASER must choose to receive the offer of the fixed price that will be in effect in month (n), in U.S. dollars or Reais per liter, net of PIS, COFINS, ICMS and any other included taxes. BR must inform the rates in effect in the relevant month to the PROMISSEE-PURCHASER.

3.2.2	U.S. dollar amounts will be converted to Reais per liter using the average selling exchange rate of the U.S. dollar of the period [*****], as published by the Central Bank of Brazil.

3.2.3

Day D: the PROMISSEE-PURCHASER will request from BR, in writing, the following parameters: monthly volume and period intended, per distribution hub with free allocation by the PROMISSEE-PURCHASER among the airports that are part of each hub;

3.2.4

Day D+1: by 12:00 p.m. (Brasília time) of the business day following the day set forth in Item 3.2.3, BR will inform, in writing, the following parameters: price and monthly volume that can be sold at the “fixed price,” within the requested period, per point of supply, and the PROMISSEE-PURCHASER will confirm, in writing, by 12:20 p.m. (Brasília time) of the same day, its intention to contract per point of supply, at special prices;

[*****] Confidential material redacted

3.2.5

BR will confirm, in writing, by 4:00 p.m. (Brasília time) of the same day set forth in Item 3.2.4, the monthly volume effectively accepted at the special pricing per point of supply, within the requested period.

3.2.6

In case of more than one round in which the PROMISSEE-PURCHASER effectively accepts this pricing, the fixed price in effect for the agreed period will be calculated as the weighted average of prices and monthly volumes agreed in the n-rounds, in accordance with the formula below, including four decimal places.

[*****]

[*****]

3.3

The monthly volume effectively accepted by the PROMISSEE-PURCHASER at the special “fixed price” must be primarily and fully collected at each point of supply. In the event such contracted volume is not collected, for any reason, the PROMISSEE-PURCHASER will be responsible for paying a fine to BR, calculated based on [*****].

3.4

The volume to be supplied at the fixed price in a certain month cannot exceed [*****] of the volume delivered in the same month of the previous year or [*****], at the distribution hub chosen by the PROMISSEE-PURCHASER, whichever is higher.

3.4.1	BR may, at its discretion, suspend the negotiation of the fixed price or restrict the volume to be negotiated.

ARTICLE 4 – PAYMENT

4.1	The Aviation Kerosene sold by BR will be measured upon delivery and invoiced on behalf of the PROMISSEE-PURCHASER, as follows:

*	Supply from [*****] will be paid on [*****];

*	Supply from [*****]will be paid on [*****];

*	Supply from [*****] will be paid on [*****].

4.2

The Parties agree that the payment term is set forth due to current market conditions and the financial backing of the PROMISSEE-PURCHASER with BR. The Parties mutually agree to re-examine the payment term in the event current market conditions and/or the financial backing of the PROMISSEE- PURCHASER with BR change.

4.2.1.

The Parties agree that the payment term and the respective financial charge described in clauses 4.1 and 2.3.4 above shall be valid for supplies until [*****]. After such date, both of them will be gradually reduced as per the table below:

Supply		Maturity Date	Financial Charge for the Payment Term
From	Until
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

4.2.2

After the conclusion of the transition of terms and charges mentioned hereinabove, all supplies will be invoiced with financial charges corresponding to [*****] of the monthly variation in the Interbank Deposit rate (DI), under the following conditions:

*	Supply from [*****] will be paid on [*****];

*	Supply from [*****] will be paid on [*****].

*	Supply from [*****] will be paid on [*****].

[*****] Confidential material redacted

4.3

Payments will be made through bank deposit or bank electronic transfer (TED) to the account held at Banco do Brasil, [*****] or at the BR´s headquarters located in the city of Rio de Janeiro or at a place expressly indicated by BR for this purpose.

4.4

In the event of delay in payment of invoices, the PROMISSEE-PURCHASER will pay to BR [*****], plus [*****] and a fine of [*****]. Interest for late payment will be payable as of the due date of the relevant invoices.

4.5	In the event of delay in payment of invoices, BR may demand early payment from the PROMISSEE-PURCHASER.

4.6

The Parties agree that BR may request the early payment of amounts payable by the PROMISSEE-PURCHASER hereunder to the financial institution with which the PROMISSEE-PURCHASER entered into an Agreement for the Prepayment of Receivables under Credit Assignment Transactions – Confirming.

ARTICLE 5 – ELETRONIC FILES

5.1

During the term hereof, BR will generate electronic files that will be sent daily via FTP to the PROMISSEE-PURCHASER. These files will inform the amount of Aviation Kerosene purchased by the PROMISSEE-PURCHASER for its aircrafts and other data (number of the invoice (Nota Fiscal), date, place of refueling, unit price, total amount of the Nota Fiscal, flight number, aircraft prefix, etc.), which will be used to issue invoices.

5.2

In order to protect the confidentiality of the files and facilitate the access of the PROMISSEE-PURCHASER, BR made available the website ftp.br-petrobras.com.br (“Website”), through which the PROMISSEE-PURCHASER has daily access to the files.

5.3	BR agrees that:

(i)	the PROMISSEE-PURCHASER may copy, use, and store files, even after the termination of the Agreement, for a period provided by applicable law;

(ii)

the network server of the PROMISSEE-PURCHASER and its appointed employees, through their desktop computers, are authorized to access the Website on a personal basis through individual passwords provided by BR to each of them;

(iii)	the area intended for storage of information of the PROMISSEE-PURCHASER will not be shared with other institutions, and only the PROMISSEE-PURCHASER and BR may store and/or handle the files;

(iv)	employees of the PROMISSEE-PURCHASER must obtain the files at the Website of BR within one hundred eighty (180) days from the date of their issuance;

(v)	any information exchanged between the PROMISSEE-PURCHASER and BR must be encrypted before its transfer to the Website.

(vi)	the PROMISSEE-PURCHASER and BR will share a password, known only by each of them, in order to decrypt information.

5.4	Moreover, BR acknowledges that the PROMISSEE-PURCHASER is not responsible for the availability and management of its FTP servers.

5.5	In the event the information made available by BR at the Website is not complete or presents any inconsistency, BR will provide such information subsequently, as soon as possible.

5.6

The Parties also agree, even after termination hereof, not to use and/or disclose to third parties the contents of the files, of the Agreement, and their relationship due to the confidentiality of the information involved and made available, under penalty of the applicable sanctions. Any undue disclosure will subject the Infringing Party to the payment or redress regarding all losses confirmedly incurred by the other Party, including pain and suffering or competitive injury, and other losses resulting from administrative or judicial proceedings, and civil and criminal liability, which will be assessed in the due course of the relevant judicial or administrative proceeding.

ARTICLE 6 – AIRCRAFT FUEL DRAINAGE

6.1	BR may drain the fuel from aircraft tanks, upon request of the PROMISSEE-PURCHASER at the airports where this type of operation is available, as listed in Annex II hereto.

6.2

The request for fuel drainage must be sent to the employee or reseller of BR responsible for the airport where the operation will be conducted. The request must be made in writing, signed by an employee of the PROMISSEE-PURCHASER, or via email including the employee’s identification. BR will provide and maintain an updated list of contact managers at its bases, included in Annex II hereto.

[*****] Confidential material redacted

6.3	The request for fuel drainage must be received within the advance period set forth by BR to provide the service, as included in Annex II hereto.

6.4

The product that is drained from the aircraft tank must be returned to the same aircraft [*****]. BR will provide to the PROMISSEE-PURCHASER a proof of Drainage and Return of the fuel to the aircraft tank.

6.4.1

– In the event the drained volume may not be returned to the same aircraft due to operating reasons, the same shall be stored and timely analyzed for further return to any other aircraft of the PROMISSEE-PURCHASER.

6.4.2	– The drained product shall remain stored, with due regard to the maximum volumes defined for each airport, in function of the operating capacities of each of them, which are described in Annex II.

6.4.2.1	– [*****]

6.4.2.2	– At Pampulha airport, BR will use a tank truck of 20m3 for receiving the drained product where the volume to be drained exceeds 10% of the capacity of the CTA´s tank available for the operation.

6.4.2.3	– A complete certification of the product will be made, according to the parameters set forth in Annex A to NBR 15.216, when the CTA´s tank is a level that is close to its maximum volume.

6.4.3	– In the event of suspected contamination of the product drained from the aircraft, the fuel must be submitted for analysis, storage, and possible disposal, as applicable.

6.4.4	– The costs regarding the analysis, storage, and disposal will be previously informed to the PROMISSEE-PURCHASER and will be borne by BR.

6.5

In the event the PROMISSEE-PURCHASER fails to fulfill any of the conditions set forth above, BR reserves the right not to conduct the operations of fuel drainage, upon written notice to the PROMISSEE-PURCHASER.

6.6

For the fuel drainage operations of the aircrafts of the PROMISSEE- PURCHASER, the Parties agree that a fixed price per fuel drainage operation will be charged, in the amount of [*****] plus a variable amount per liter of fuel drained, corresponding to the fixed differential price practiced at the airport.

6.6.1.	The conditions set forth in Item 6.6 above will only apply in the event more than [*****] ([*****]) fuel drainage operations per month are conducted in the aircraft.

ARTICLE 7 – OBLIGATIONS OF BR

The specific obligations of BR are set forth below:

7.1

BR agrees to provide the Aviation Kerosene required to meet the monthly total consumption contracted by the PROMISSEE-PURCHASER for all aircraft in its fleet, at the locations set forth in Annex I hereto, at times compatible with the relevant flights in Brazil, included in the HOTRAN (transport time) published by the Brazilian Civil Aviation Agency (Agência Nacional de Aviação Civil), and abroad, pursuant to local rules, as well as all other non-regular flights, charter flights, training flights and repositioning flights of the PROMISSEE-PURCHASER that require fuel.

7.1.1

BR will reimburse the PROMISSEE-PURCHASER for all direct expenses to which it may give cause, resulting solely from delays in fueling in excess of [*****] ([*****]) minutes, pursuant to ANAC Resolution 400, up to the limit of [*****] ([*****]) per event, and pay a fine of [*****] ([*****]) per event, provided that the expenses arising from the delays are confirmedly caused by BR solely, do not arise from an Act of God or force majeure reason, and thatthe relevant flights have been informed to the BR team at least [*****] ([*****]) hours in advance. In the cases of flights to Portugal, in addition to the reimbursement and fine mentioned hereinabove, BR will fully reimburse the PROMISSEE-PURCHASER for all direct expenses it may give cause to before the Portuguese airport authorities, arising solely from fueling delays of more than [*****] ([*****]) minutes.

7.1.2.

BR agrees to pay to the PROMISSEE-PURCHASER the amount of [*****] ([*****]) per flight whose aircraft is not fueled, in addition to reimbursement of direct expenses to which it may give cause, arising solely from cancellation of the fueling operation, pursuant to ANAC Resolution 400, including, but not limited to the payment of indemnities and attorney´s fees, provided that BR is confirmedly to be solely responsible for the failure to fuel aircrafts at the locations where BR has fueling facilities, that the failure to fuel does not arise from an Act of God or force majeure reason, and that BR has not formally communicated the non-availability of the product at least [*****] ([*****]) hours in advance. In cases of flights to Portugal whose aircraft is not fueled, in addition to the reimbursement and fine mentioned hereinabove, BR will fully reimburse the PROMISSEE-PURCHASER for all the direct expenses to which it may give cause before the Portuguese airport authorities, arising solely from the referred failure to fuel the aircraft.

[*****] Confidential material redacted

7.1.3

Changes in the air network increasing by more than [*****] ([*****]) the number of flights requiring concomitant fueling at a certain airport must be formally notified by the PROMISSEE-PURCHASER, at least [*****] ([*****]) days in advance, for analysis of BR´s capacity to meet the demand.

7.1.4	BR is not required to indemnify the PROMISSEE-PURCHASER for [*****], nor for the payment of attorney´s fees.

7.2

BR agrees to maintain the quality and the readiness of its service according to the standards set forth for this type of operation, placing all possible efforts and resources towards the good provision of the services contracted hereunder.

7.3

BR agrees to maintain the quality of the Aviation Kerosene within technical specifications, free of water or other contaminants, making periodic test reports available as required to confirm such quality.

7.3.1	Respond to quality audits conducted by the PROMISSEE-PURCHASER within the period mutually agreed and comply with the items of the IOSA checklist.

7.3.2

The PROMISSEE-PURCHASER may request from BR, at any time, the result of the quality assessments conducted on the fuel used in the aircraft of the PROMISSEE-PURCHASER, and BR will send it to the PROMISSEE-PURCHASER, within [*****] ([*****]) hours after the request, or [*****] ([*****]) hours in case the safety of the flight may be compromised.

7.3.3	Item 10.2 below will apply in the event the irregularity mentioned above is found by BR.

7.4

BR agrees to comply with, and cause its employees and agents to comply with, all legal and regulated orders concerning its activity as Distributor of Oil Byproducts, especially Resolutions, Ordinances (Portarias), and other acts issued by the Federal Government.

7.5

BR will not be held liable for any lack of Aviation Kerosene at the locations and times referred to in Item 7.1.1 in the event this lack of Aviation Kerosene results from governmental acts and any other events of force majeure or Acts of God. In these cases, BR will put in its best efforts to maintain the supply to the PROMISSEE-PURCHASER.

7.5.1	Scheduled strikes of employees of BR or outsourced service providers that may impair the supply of fuel provided hereunder will not be deemed an Act of God.

7.6	BR agrees to reimburse, directly or through an insurance company, [*****].

7.7	BR agrees to conduct the fuel drainage operations requested by the PROMISSEE-PURCHASER in accordance with the conditions set forth in this Agreement.

7.8	BR shall dispose of the Kerosene waste generated from the line maintenance activities carried out by the PROMISSEE-PURCHASER.

7.9

At all times the PROMISSEE-PURCHASER obtains benefits under an ICMS Special Regime or extends an existing Special Regime, the PROMISSEE-PURCHASER must immediately submit it to BR, which, after analysis, will proceed with the parameterization of the BR system . The companies shall endeavor their best efforts for the parameterization term be as short as possible, never exceeding the deadline of [*****] ([*****]) calendar days, counted from the first business day following the notification from the PROMISSEE-PURCHASER to BR. Until such time as said parameterization of the Br system is completed, invoicing of expenses shall be suspended until the parameterization is concluded, in order to avoid issuances based on outdated parameters.

7.9.1	With regard to the analysis mentioned above, a representation letter may be requested to be delivered, in the form provided by BR, which must include at least the following information:

7.9.1.1

The PROMISSEE-PURCHASER agrees to immediately ([*****]) and primarily notify BR in the event of any change and/or revocation of the regime or its applicability, especially, but not exclusively, any cause that may result in loss of the tax benefit.

7.9.1.2

In the event deficiency notices are issued under tax proceedings, or collection notices are issued under judicial or administrative proceedings, against BR, because the State believes that the Special Regime does not apply or due to a change and/or revocation of the Special Regime or its applicability that is not informed by the PROMISSEE-PURCHASER to BR, the PROMISSEE-PURCHASER agrees to be the main debtor, bearing all resulting burden.

7.9.1.3

The PROMISSEE-PURCHASER is hereby informed that the obligation set forth above includes, but is not limited to, the recognition of additional invoices issued to collect the difference between the product’s full tax amount and reduced tax amount as a result of a tax benefit or special regime, regarding all operations conducted in the last [*****], due to a judicial decision rendered in a lawsuit relating to diffuse or concentrated control of constitutionality that may declare, in full or in part, the unconstitutionality of rules that support the special regime or tax benefit.

7.9.1.4	The PROMISSEE-PURCHASER agrees, through this representation, within the scope of the operation described herein, to [*****].

[*****] Confidential material redacted

7.9.1.5	[*****], BR being solely required to timely notify the PROMISSEE-PURCHASER about these events, in order for the payments to be effected within [*****] ([*****]) days after said notice.

7.9.2

In the event of error in the formation of the price due to misinterpretation of the legislation/special regime or the parameterization of the system by BR, BR must promptly make the relevant adjustments to its system and request the authorization of tax authorities to reimburse the PROMISSEE-PURCHASER for these amounts upon a discount included in the next invoice to be issued by BR to the PROMISSEE-PURCHASER.

7.9.3

At all times required, BR must present the list of invoices (Notas Fiscais) and the price impact relating to the special regime within [*****] ([*****]) business days from the date the inconsistency is found.

7.9.4	Any acquisition of ICMS credits as a result of Special Regimes must be negotiated, and discounts granted to the PROMISSEE-PURCHASER will be negotiated on a case-by-case basis.

7.10	[*****]

ARTICLE 8 – OBLIGATIONS OF THE PROMISSEE-PURCHASER

8.1	The specific obligations of the PROMISSEE-PURCHASER, and other obligations implicitly or explicitly included herein, are set forth below:

8.1.1	The PROMISSEE-PURCHASER will purchase from BR, during the term hereof, the minimum volumes of Aviation Kerosene, at the locations and in the volumes specified in Annex I hereto.

8.1.2	The PROMISSEE-PURCHASER will pay the amounts corresponding to the supplies provided by BR, pursuant to Article 2 hereof.

8.1.3	The PROMISSEE-PURCHASER will not assign, subrogate, negotiate or in any way transfer this Agreement or any rights or obligations hereunder, under penalty of the sanctions set forth herein.

8.1.4

The PROMISSEE-PURCHASER will comply with and cause the compliance with all laws and regulations, ordinances and rules in effect relating to the performance of its activities. The PROMISSEE-PURCHASER is responsible for the payment of any amounts or losses incurred by BR, directly or indirectly, as a result of the non-performance of this obligation.

8.2

Considering that the quality of the Aviation Kerosene of BR is appropriate, assuring the quality standard of the supplied product to the PROMISSEE- PURCHASER, the PROMISSEE-PURCHASER agrees to verify the quality control of the product received and the exact compliance herewith, notably in terms of safety, health and environmental rules.

8.3

The PROMISSEE-PURCHASER agrees to previously notify BR in the event of any change and/or revocation of the special regime or its applicability, and of any cause that may result in the loss of this tax incentive.

8.3.1

In the event deficiency notices are issued under tax proceedings, or collection notices are issued under judicial or administrative proceedings, against BR, due to a change and/or revocation of the Special Regime or its applicability that is not informed by the PROMISSEE-PURCHASER to BR, the [*****].

8.3.2

The PROMISSEE-PURCHASER is hereby aware that the obligation set forth above includes, but is not limited to, [*****], due to a judicial decision rendered in a lawsuit relating to diffuse or concentrated control of constitutionality that may declare, in full or in part, the unconstitutionality of the application of the tax benefit.

8.3.3	The PROMISSEE-PURCHASER agrees to reimburse BR for [*****], BR being solely required to timely notify the PROMISSEE-PURCHASER about these situations to allow payment arrangements.

8.4

BR is required to complete the “Form for Identification of Related Parties”, which is an integrant part of this Agreement as Annex III, declares and undertakes full responsibility, under the penalties of law, for the information provided.

ARTICLE 9 – TAXES

9.1

All taxes (taxes, fees, tax or quasi-fiscal contributions and any emoluments) directly or indirectly arising from this Agreement or its performance will be exclusively payable by the Party responsible for such taxes, pursuant to applicable tax law, without any right to reimbursement by the other Party, at any title.

[*****] Confidential material redacted

ARTICLE 10 – TERMINATION

10.1

This Agreement may be terminated by operation of law, at the discretion of the non-breaching party, irrespective of notice or judicial or extrajudicial notification. The penalty set forth in Item 10.3, subitem 10.3.1 and Article 11 will be imposed on the breaching party in the following events:

10.1.1	Judicial or extrajudicial liquidation of any of the Parties;

10.1.2

Petition or proposition of judicial or extrajudicial reorganization; filing for, adjudication or confirmation of bankruptcy; conversion from reorganization to bankruptcy or legitimate protest of an issuance or co-obligation instrument of the PROMISSEE-PURCHASER, without cancelation within the legal term.

10.1.3	Delay by the PROMISSEE-PURCHASER regarding the payment of the product purchase invoice to BR, after a term of [*****] ([*****]) [*****] is elapsed from the due date.

10.1.4	Failure by the breaching party, once notified to cure its noncompliance, to do so within the period set forth in the relevant notice.

10.1.5	Failure by the PROMISSEE-PURCHASER to fulfill its obligation to purchase the volume percentages of Aviation Kerosene set forth in Item 1.1 and specified in Annex I hereto.

10.2

In the event of non-compliance with any articles or conditions set forth herein, the breaching party will be notified to cure the non-compliance within [*****] ([*****])[*****] under penalty of default, in which case the non-breaching party may terminate this Agreement, without prejudice to the penalty of payment of the fine set forth in Item 10.3.1 by the breaching party to the non-breaching party.

10.3	The Party that causes the termination of this Agreement or fails to comply with any provision hereof will be subject to the payment of a termination fine corresponding to [*****], as follows:

[*****]

ARTICLE 11 – ACT OF GOD AND FORCE MAJEURE

11.1

The enforceability of this Agreement will be suspended due to force majeure or Act of God that prevents its performance by any of the Parties. Performance hereof will be resumed as soon as the event that caused the suspension of its enforceability ceases to exist.

11.2	In the event of the abovementioned suspension, the term hereof will be automatically extended for the time required to offset the time of suspension of enforceability.

11.3

Once the suspension has ended, this Agreement will be automatically terminated in the event of breach of any of the obligations hereby assumed by the Parties, and the fine set forth in Item 10.3 and subitem 10.3.1 hereof will be applied to the breaching party.

ARTICLE 12 – REGULATORY AGENCY

12.1

The PROMISSEE-PURCHASER agrees to reimburse BR for any fines that may be imposed on BR due to confirmed non-compliance, exclusively by the PROMISSEE-PURCHASER, of orders and instructions of the Brazilian Oil Agency (Agência Nacional de Petróleo – ANP) and/or other agencies that are competent to regulate the sale and distribution of oil by-products, ethanol, and the by-products of other sources of energy.

12.2

The supply of Aviation Kerosene included in Item 1.1 is subject to the same usual market conditions of supply and the changes that are imposed by ANP and/or other agencies that are competent to regulate the supply of oil by-products, ethanol, and the by-products of other sources of energy, including in connection with prices, delivery and payment terms.

ARTICLE 13 – SUCCESSION

13.1

The obligations assumed hereunder extend to the assignees and/or successors of the Parties and all persons that may operate the relevant business and/or is sub-rogated in the activity of the PROMISSEE- PURCHASER, at any title. The Parties will only be released from these obligations upon written consent from the other Party.

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ARTICLE 14 – SOCIAL FUNCTION OF THE AGREEMENT

14.1

In all activities related to the performance hereof, BR must not employ child labor, pursuant to Item XXXIII of Article 7 of the Brazilian Federal Constitution, or labor in conditions similar to that of slavery. BR must include a specific provision in this regard in the agreements entered into with its suppliers of inputs and/or service providers, under penalty of fine or termination hereof, without prejudice to other applicable measures.

14.2

In recruiting and hiring its work force, the PROMISSEE-PURCHASER must not exercise any kind of discrimination relating to race/ethnicity, color, age, gender, marital status, as well as political opinion, ideology, philosophy and/or religion, or for any other reason, under penalty of termination hereof, irrespective of applicable penalties.

ARTICLE 15 – AMENDMENT TO THE BYLAWS

15.1

In the event the PROMISSEE-PURCHASER amends its bylaws reflecting a change of its trade name, assignment or change in its control, the PROMISSEE-PURCHASER must notify BR of the fact within [*****] ([*****])[*****] through the Registry of Deeds and Documents.

ARTICLE 16 – VALUE OF THE AGREEMENT

16.1	The Parties attribute to this Agreement the value of [*****] ([*****]).

ARTICLE 17 – CONTRACTUAL GOOD FAITH

17.1	The PROMISSEE-PURCHASER and BR represent, for all legal purposes and effects, that the conditions set forth herein are the result of the negotiation between them.

ARTICLE 18 – CONFIDENTIALITY

18.1

The Parties agree that the conditions set forth herein cannot be provided or disclosed to third parties and guarantee that only employees that effectively need to know these conditions will have access to them.

18.2	The Parties agree to keep the confidentiality of the information referred to in Item 18.1 for up to three (3) years from the date of termination hereof.

18.3

Information requested by any governmental body or agency may be provided, as well as information requested pursuant to applicable law. Nonetheless, in any event, the relevant Party must inform the other Party to allow it to oppose the request. Failure to inform the other Party constitutes a breach of contract.

ARTICLE 19 – ENVIRONMENTAL LIABILITY

19.1

The PROMISSEE-PURCHASER undertakes to comply with environmental laws and regulations, as well as to obtain and maintain the validity of all licenses, authorizations, and studies required for the full development of its activities. The PROMISSEE-PURCHASER also agrees to adopt the applicable measures and procedures in order to remove any aggression, danger or risk of damage to the environment that may be caused by its activities, including outsourced activities.

19.1.1

For purposes hereof, the term “environment” or expressions related to environmental liability include all other matters regulated by applicable rules, such as public health, urban planning, historical/cultural heritage, and environmental management.

19.2

The PROMISSEE-PURCHASER and its representatives are exclusively subject to the sanctions imposed by environmental rules and liable for any and all damage to the environment exclusively caused by the PROMISSEE-PURCHASER, as a result of its activities or losses of any nature, especially due to defects, usage, packaging, products and equipment it owns or holds under loans, leases or other means, even if transferred to third parties not included herein.

19.2.1

The environmental liability of the PROMISSEE-PURCHASER covers all sanctions and requirements provided in Law No. 9.605/98 and other laws or normative acts that currently provide or may provide in the future for environmental matters.

19.2.2

The environmental liability of the PROMISSEE-PURCHASER for damages exclusively caused by it, or originated during the term hereof and any term extensions, remains even if the effects of the damages become known or occur after termination hereof.

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19.2.3	[*****]

19.2.4

In the event the PROMISSEE-PURCHASER breaches the environmental rules or fails do take the measures required to avoid environmental damages or losses, BR may, at its discretion, immediately suspend the Agreement until the PROMISSEE- PURCHASER takes the relevant required measures.

19.2.5

In the event of any environmental damage exclusively caused by the PROMISSEE-PURCHASER, the PROMISSEE-PURCHASER agrees to immediately inform the competent authorities and take all measures required to remediate and minimize environmental damage and impact. The PROMISSEE-PURCHASER also agrees to immediately and efficiently inform BR of the relevant damage and any notices, process, and infringement notices that it receives, and such fact will not imply the assumption of any liability by BR.

ARTICLE 20 – FCPA and SOX

20.1

The PARTIES declare to have accessed, read and understood the other Party´s Code of Ethics and Conduct, available from the electronic address: http://ri.voeazul.com.br/download_arquivos.asp?id arquivo=B5B13BDD-4111-4147-86A1-7143E78A4988, as well as declare to be aware that violation of these internal rules of each Party will imply immediate termination of this Agreement, and, further, that they will be held liable for the damages caused, including for acts performed by their Employees, whom the Parties are committed to inform about the referred Codes.

20.2

The Parties declare that they expressly comply with the applicable laws, as far as the Rules for Prevention of Money Laundering and Terrorist Financing and of Corruption and Harmful Acts Against the National and Foreign Public Administration are concerned, and that they will immediately notify each other of any act or fact related to this Agreement which violates the referred rules, BR being entitled to take all the necessary actions.

20.3

The Parties represent and warrant by themselves, and by their respective partners, directors and employees that, upon the performance of the clauses hereof, as well as in the conduction of their respective businesses, they abide by the rules set forth in the Antitrust Law (Law no. 12.529/2011 and any other that may be used as amendment or revocation thereof, especially the free enterprise and free competition principles, and that they do not perform any conduct or act whatsoever, with the purpose of or which may produce the following effects, even though they are not achieved, (i) limit, distort or otherwise impair free competition or free enterprise; (ii) dominate a relevant market of products or services; (iii) discretionarily increase profits; and (iv) abusively exercise a dominant position.

20.4

The Parties are committed to, either directly or through their directors, officers, agents, employees, representatives or third parties hired by it, including subcontractors, refrain from performing and, further, report any possible practice on the part of their employees or representatives of any actions or failure to act that constitute fraud, corruption or violation of laws, including, without limitation, Law no. 12.846/13 and Law no. 9613/98, as well as the Brazilian Criminal Code.

20.5

In case of any conflict between the internal rules of BR and those of the PROMISSEE-PURCHASER, it is hereby agreed that each Party shall comply with the provisions set forth in its Code of Conduct, it being pointed out that, to the extent such conflict creates hindrances to the performance of this Agreement, the Parties agree to submit such conflicts to their respective managements in order to be settled.

ARTICLE 21 – JURISDICTION

21.1

The Parties hereby select the jurisdiction of the courts of the city of Rio de Janeiro, State of Rio de Janeiro, at the exclusion of any other. In the event of a dispute, the breaching party will bear all judicial and extrajudicial expenses and attorney’s fees [*****].

21.2	IN WITNESS WHEREOF, the Parties executed this Agreement in three (3) counterparts of the same content in the presence of two (2) witnesses, in order to produce their due legal effects.

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Rio de Janeiro, November 28, 2019.

/s/ Rodrigo Mota Guimarães

PETROBRAS DISTRIBUIDORA S.A.
Rodrigo Mota Guimarães Aviation Market Marketing Manager

/s/ Alexandre Wagner Malfitani

AZUL LINHAS AÉREAS BRASILEIRAS S.A. Alexandre Wagner Malfitani Attorney-in-fact

WITNESSES:

/s/ Ana Leticia F. Da Cunha	/s/ Adrianny C.N. Silva

Ana Leticia F. Da Cunha ID (CPF): 109.681.066-25	Adrianny C.N. Silva ID (CPF): 520.121.298-03

ANNEX I

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ANNEX II

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ANNEX III

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